Execution Version

AMENDMENT NO. 9 TO CREDIT AGREEMENT

AMENDMENT NO. 9 (this “Amendment”), dated as of October 14, 2022, to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1 to Credit Agreement, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2 to Credit Agreement, dated as of September 21, 2017, Amendment No. 3 to Credit Agreement, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4 to Credit Agreement, dated as of September 19, 2019, Amendment No. 5 to Credit Agreement, dated as of October 18, 2019, and Amendment No. 6 to Credit Agreement and Consent No. 3, dated as of August 27, 2020, Amendment No. 7 to Credit Agreement, dated as of October 16, 2020, Consent No. 4, dated as of March 30, 2021, Amendment No. 8, dated as of October 15, 2021, and Consent No. 5, dated as of July 1, 2022 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I.       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.       For purposes of this Amendment (i) “Existing Fund” means each Fund which appears on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date (defined below), (ii) “Continuing Fund” means each Existing Fund which appears on Schedule 2 to this Amendment, (iii) “New Fund” means each Series which does not appear on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date and which does appear on Schedule 2 to this Amendment, (iv) “Existing Borrower” means each Borrower immediately prior to the Amendment Effective Date, (v) “Continuing Borrower” means an Existing Borrower that will be a Borrower on the Amendment Effective Date, (vi) “New Borrower” means a Series Borrower acting on behalf of and for the account of a New Fund, and (vii) “Amendment Borrowers” means each Continuing Borrower and each New Borrower.

III.       The Amendment Borrowers desire to amend the Credit Agreement and the Agent and the Required Banks have agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Each of the following defined terms contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

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“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement.

“FRBNY Business Day” shall mean each Business Day that is not included in the FRBNY’s holiday schedule.

“Limited Borrower” means Putnam Investment Funds, acting on behalf of and for the account of Putnam PanAgora Risk Parity Fund.

“Overnight Bank Funding Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Overnight Bank Funding Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement.

“Termination Date” means October 13, 2023, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

2.                  Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“Floor” means a rate of interest equal to 0.0%.

3.                  The Credit Agreement is hereby amended by replacing each instance of the term “Federal Funds Rate” with the term “Federal Funds Effective Rate”.

4.                  Schedule 1 to the Credit Agreement is hereby amended by (a) replacing the Dollar amount “$317,500,000” listed in the column labelled “Commitment Amount” with the Dollar amount “$100,000,000”, (b) replacing the zip code “02211” with the zip code “02111”, (c) replacing the name “Janet Nolin” with the name “Christopher Ducar” and (d) replacing the telephone number “(617) 662-8629” with the telephone number “(617) 662-8630”.

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5.                  Schedule 2 to the Credit Agreement is hereby amended and restated in the form of Schedule 2 hereto.

6.                  Paragraphs 1 through 5 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Amendment Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Amendment Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Amendment Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Amendment Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that such Amendment Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since July 1, 2022 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)                the Agent shall have received a new Federal Reserve Form U-1 with respect to each Amendment Borrower, in all respects satisfactory to the Agent;

(d)               the Agent shall have received an upfront fee in an amount equal to $40,000;

(e)                the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f)                 the Agent shall have received (i) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date.

7.                  Each Amendment Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of

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the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Amendment Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

8.                  In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

9.                  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

10.              THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON SCHEDULE 2 HERETO

By: /s/ Stephen J. Tate

Name: Stephen J. Tate

Title: Vice President and Chief Legal Officer

Putnam Funds and Putnam ETFs Amendment No. 9 Signature Page

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Christopher Ducar

Name: Christopher Ducar

Title: Vice President

Putnam Funds and Putnam ETFs Amendment No. 9 Signature Page

Schedule 2

List of Companies, Funds and Fiscal Year End Date

Company	Fund	Fiscal Year End Date
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation Balanced Fund	September 30
	Putnam Dynamic Asset Allocation Conservative Fund	September 30
	Putnam Dynamic Asset Allocation Growth Fund	September 30
	Putnam Multi-Asset Income Fund	August 31
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund	September 30
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund	October 31
Putnam Diversified Income Trust	Putnam Diversified Income Trust	September 30
Putnam Large Cap Value Fund (f/k/a Putnam Equity Income Fund)	Putnam Large Cap Value Fund (f/k/a Putnam Equity Income Fund)	October 31
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Company	Fund	Fiscal Year End Date
Putnam Funds Trust	Putnam Short Duration Bond Fund	October 31
	Putnam Fixed Income Absolute Return Fund	October 31
	Putnam Multi-Asset Absolute Return Fund	October 31
	Putnam Dynamic Asset Allocation Equity Fund	May 31
	Putnam Dynamic Risk Allocation Fund	May 31
	Putnam Emerging Markets Equity Fund	August 31
	Putnam Floating Rate Income Fund	February 28
	Putnam Focused Equity Fund	August 31
	Putnam Global Technology Fund	August 31
	Putnam Intermediate-Term Municipal Income Fund	November 30
	Putnam International Value Fund	June 30
	Putnam Mortgage Opportunities Fund	May 31
	Putnam Multi-Cap Core Fund	April 30
	Putnam Ultra Short Duration Income Fund	July 31
	Putnam Short-Term Municipal Income Fund	November 30
	Putnam Small Cap Growth Fund	June 30
Putnam Focused International Equity Fund (f/k/a Putnam Global Equity Fund)	Putnam Focused International Equity Fund (f/k/a Putnam Global Equity Fund)	October 31
Putnam Global Health Care Fund	Putnam Global Health Care Fund	August 31
Putnam Global Income Trust	Putnam Global Income Trust	October 31
Putnam High Yield Fund	Putnam High Yield Fund	November 30
Putnam Income Fund	Putnam Income Fund	October 31
Putnam International Equity Fund	Putnam International Equity Fund	June 30
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Company	Fund	Fiscal Year End Date
Putnam Investment Funds	Putnam Government Money Market Fund	September 30
	Putnam Growth Opportunities Fund	July 31
	Putnam International Capital Opportunities Fund	August 31
	Putnam Sustainable Future Fund	April 30
	Putnam PanAgora Risk Parity Fund	August 31
	Putnam Research Fund	July 31
	Putnam Small Cap Value Fund	February 28
Putnam Massachusetts Tax Exempt Income Fund	Putnam Massachusetts Tax Exempt Income Fund	May 31
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund	May 31
Putnam Money Market Fund	Putnam Money Market Fund	September 30
Putnam Sustainable Leaders Fund	Putnam Sustainable Leaders Fund	June 30
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund	May 31
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund	November 30
Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund	May 31
Putnam Pennsylvania Tax Exempt Income Fund	Putnam Pennsylvania Tax Exempt Income Fund	May 31
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund	September 30
Putnam Tax-Free Income Trust	Putnam Strategic Intermediate Municipal Fund	July 31
	Putnam Tax-Free High Yield Fund	July 31
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Company	Fund	Fiscal Year End Date
Putnam Mortgage Securities Fund	Putnam Mortgage Securities Fund	September 30
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Company	Fund	Fiscal Year End Date
Putnam Variable Trust	Putnam VT Multi-Asset Absolute Return Fund	December 31
	Putnam VT Mortgage Securities Fund	December 31
	Putnam VT Small Cap Growth Fund	December 31
	Putnam VT Diversified Income Fund	December 31
	Putnam VT Large Cap Value Fund (f/k/a Putnam VT Equity Income Fund)	December 31
	Putnam VT Global Asset Allocation Fund	December 31
	Putnam VT Focused International Equity Fund (f/k/a Putnam VT Global Equity Fund)	December 31
	Putnam VT Global Health Care Fund	December 31
	Putnam VT Growth Opportunities Fund	December 31
	Putnam VT High Yield Fund	December 31
	Putnam VT Income Fund	December 31
	Putnam VT International Equity Fund	December 31
	Putnam VT Emerging Markets Equity Fund	December 31
	Putnam VT International Value Fund	December 31
	Putnam VT Multi-Cap Core Fund	December 31
	Putnam VT Government Money Market Fund	December 31
	Putnam VT Sustainable Leaders Fund	December 31
	Putnam VT Sustainable Future Fund	December 31
	Putnam VT Research Fund	December 31
	Putnam VT Small Cap Value Fund	December 31
	Putnam VT George Putnam Balanced Fund	December 31
George Putnam Balanced Fund	George Putnam Balanced Fund	July 31
Putnam ETF Trust	Putnam Focused Large Cap Growth ETF	August 31
	Putnam Focused Large Cap Value ETF	August 31
	Putnam Sustainable Future ETF	August 31
	Putnam Sustainable Leaders ETF	August 31
	Putnam BDC Income ETF	August 31
	Putnam BioRevolution ETF	August 31

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